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                                                                   Exhibit 10.23

                             STOCK OPTION AGREEMENT

      This Stock Option Agreement, dated as of the Grant Date set forth on Schedule A hereto, between Dresser-Rand Group Inc., a Delaware corporation (the "Company"), and the grantee whose name appears on Schedule A (the "Grantee"), is being entered into pursuant to the Dresser-Rand Group Inc. 2005 Stock Incentive Plan (the "Plan"). Capitalized terms used herein without definition have the meaning given in the Plan.

      1. Grant of Options.

      (a) Confirmation of Grant. The Company hereby evidences and confirms its grant to the Grantee, effective as of the Grant Date set forth on Schedule A, of NSOs (the "Options") to purchase the number of Shares set forth on Schedule A. The Options are subject to the terms of the Plan, which terms are incorporated by reference herein. If there is any inconsistency between the terms hereof and the terms of the Plan, the terms of the Plan shall govern.

      (b) Exercise Price. The Options shall have an exercise price of $21.00 per share, subject to adjustment as provided in the Plan (the "Exercise Price").

      2. Vesting and Exercisability. Except as otherwise provided in this Agreement and subject to the continuous employment of the Grantee with the Company or a Subsidiary until the applicable vesting date, the Options shall vest and become exercisable in four equal installments on each of the first four anniversaries of the Grant Date.

      3. Termination of the Options.

      (a) Normal Termination Date. Unless earlier terminated pursuant to Section 3(b), the Options shall terminate and be canceled on the tenth anniversary of the Grant Date (the "Normal Termination Date").

      (b) Early Termination.

            (i) Death or Disability. If the Grantee's employment terminates by reason of death or Disability, the Grantee (or the Grantee's estate, beneficiary or legal representative) may exercise any Options (regardless of whether then vested or exercisable) until the earlier of (A) the twelve-month anniversary of the date of such termination of employment and
      (B) the Normal Termination Date.

            (ii) Other Terminations Except Cause. If the Grantee's employment terminates for any reason other than death, Disability or Cause, the Grantee may exercise any Options that are vested and exercisable at the time of such termination of employment until the earlier of (A) the 90-day anniversary of the
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      date of such termination of employment and (B) the Normal Termination
      Date. Any Options that are not vested and exercisable at the time of such a termination of employment shall be forfeited and canceled as of the date of termination of employment.

            (iii) Terminations for Cause. If the Grantee's employment is terminated for Cause, all Options, whether or not then vested and exercisable, shall be immediately forfeited and canceled as of the date of such termination of employment.

      4. Manner of Exercise. The Grantee may exercise any Options that have become vested and exercisable by providing written notice of exercise to the Company and paying the aggregate Exercise Price for such Options (i) in cash or its equivalent, (ii) by exchanging Shares that are not the subject of any pledge or other security interest, (iii) through an arrangement with a broker approved by the Company whereby payment is accomplished in whole or in part with the proceeds of the sale of Shares or (iv) by any combination of the foregoing.

      5. Change in Control.

      (a) Accelerated Vesting and Cancellation. Subject to Section 5(b) below, in the event of a Change in Control, each outstanding Option (whether vested or unvested) shall be canceled in exchange for a payment having a value equal to the excess, if any, of the Change in Control Price over the Exercise Price.

      (b) Alternative Awards. No cancellation, acceleration of vesting and exercisability, settlement or other payment shall occur with respect to any Options in connection with a Change in Control if the Committee reasonably determines in good faith prior to the occurrence of a Change in Control that the Options shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted award an "Alternative Award") by the Grantee's employer (or the parent or a Subsidiary of such employer) immediately following the Change in Control, provided that any such Alternative Award must:

            (i) be based on stock that is traded on an established U.S. securities market, or that will be so traded within 60 days of the Change in Control;

            (ii) provide the Grantee (or each Grantee in a class of Grantees) with rights and entitlements substantially equivalent to or better than the rights and terms applicable to the Options, including, but not limited to, an identical or better exercise and vesting schedule and identical or better timing and methods of payment;


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            (iii) have substantially equivalent economic value to the Options
      (determined at the time of the Change in Control); and

            (iv) have terms that provide that if the Grantee's employment is involuntarily or constructively terminated, any conditions on the Grantee's rights under, and any restrictions on transfer or exercisability applicable to, each such Alternative Award shall be waived or shall lapse, as the case may be.

For this purpose, a constructive termination shall mean a termination by the Grantee following (i) a material reduction in the Grantee's base salary or incentive compensation opportunity or (ii) a material reduction in the Grantee's responsibilities, in each case without the Grantee's written consent.

      6. Miscellaneous.

      (a) Tax Withholding. No Shares shall be issued pursuant to the exercise of Options unless and until the Grantee has made arrangements satisfactory to the Committee to satisfy applicable withholding tax obligations.

      (b) Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

      (c) Amendment. This Agreement may not be amended, modified or supplemented orally, but only by a written instrument executed by both the Grantee and the Company.

      (d) Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or the Grantee without the prior written consent of the other party, provided that the Company may assign all or any portion of its rights or obligations under this Agreement to one or more persons or other entities designated by it.

      (e) APPLICABLE LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICT OF LAWS WHICH WOULD REQUIRE APPLICATION OF THE LAW OF ANOTHER JURISDICTION.

      (f) Severability; Blue Pencil. In the event that any one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any


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respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

      (g) Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

      (h) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.


                          -- Signature page follows --


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         IN WITNESS WHEREOF, the Company and the Grantee have executed this
Agreement as of the date first above written.

                                         DRESSER-RAND GROUP INC.



                                         By: /s/ Elizabeth C. Powers
                                             --------------------------------
                                             Name:  Elizabeth C. Powers
                                             Title: Vice President and
                                                    Chief Administrative Officer



                                         GRANTEE



                                         /s/ Lonnie Arnett
                                         ------------------------------------
                                             Lonnie Arnett


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